Exhibit 99.1

News

WJ Communications Reports Improved Preliminary Results for the Fourth

Quarter of 2007 And Announces Re-engaging with a Key Customer

Expects to Achieve Non-GAAP Profitability

SAN JOSE, Calif. — January 29, 2008 — WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced an update to its preliminary revenue results for the fourth quarter ended December 31, 2007.

The Company now expects revenue to be in the range of $10.5 million to $10.6 million, which is above the previously updated estimate of $10.2 million to $10.5 million. The Company also expects to be profitable on a non-GAAP basis for the third consecutive quarter and to generate $3.5 million in cash during the quarter up from its previous estimate of $3.3 million.  Cash, cash equivalents and short-term investments balance is expected to be approximately $16.7 million as of December 31, 2007.

“Our fourth quarter revenue results were above our updated estimate announced earlier this month, and we are expecting to be profitable on a non-GAAP basis for the third consecutive quarter since we closed our wafer manufacturing facility in March 2007,” commented Bruce Diamond, President and Chief Executive Officer of WJ Communications.

“I am also pleased to report that our customer, who had delayed qualification of several cost reduced parts during 2007, has awarded WJ a substantial portion of their next procurement, which will allow us to re-engage with this key customer.  We expect to begin shipments to the customer in the second quarter of 2008 at the rate of approximately $400,000 per quarter,” said Diamond.

WJ Communications expects to report fourth quarter and year-end 2007 financial results in late February 2008.  Conference call and web cast details will be publicly announced closer to the date of the event.

Forward-Looking Statements

This release contains a forward-looking statement as to a certain Company action and goal. This forward-looking statement and others made by the Company are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s actual performance in the fourth quarter of 2007, fiscal year 2007 and fiscal year 2008, customary period-end closing procedures and year-end audit results, any loss of or reduction in orders from the Company’s re-engaged key customer for any reason, the Company’s actual sales to the re-engaged key customer, that the Company will continue to realize the benefits of its cost savings initiatives, the ability to maintain its listing on the NASDAQ Global Market by regaining compliance with Market Place Rule 4450(a)(5) on or before June

17, 2008, the results of the Company’s current evaluation of strategic alternatives and the success of any action taken as a result of that evaluation, the future success of our current business model and the risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q, and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

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Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Ryan Bright
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 159
gregory.miller@wj.com	claudia.lin@wj.com	rbright@sheltongroup.com